CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8/S-3 pertaining to the 1995 Restricted Stock Award Plan of Fremont General Corporation of our report dated March 14, 1996 with respect to the consolidated financial statements and schedules of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                /s/  ERNST & YOUNG LLP
                                                     -----------------
                                                     Ernst & Young LLP


Los Angeles, California
December 9, 1996